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                                                                   EXHIBIT 10.26

                   SEPARATION AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------

     THIS AGREEMENT, dated this 11th day of August, 2000, is between SCC

Communications Corp., 6285 Lookout Road, Boulder, Colorado (the "Employer") and

Carol Nelson (the "Employee").


     WHEREAS, the Employee has been employed by the Employer in the capacity

Chief Financial Officer; and


     WHEREAS, certain discussions have occurred between the Employer and the

Employee with respect to the future employment of Employee; and


     WHEREAS, the Employer and the Employee agree that the employment relationship is hereby severed effective as of the end of the Transition Period,

as defined below, unless earlier termination occurs pursuant to the terms and conditions stated herein; and


     WHEREAS, in exchange for the consideration set forth below; the Employee has agreed to give a general release and to waive any right or interest she may have in severance pay, and in consideration therefore and subject to the terms and conditions hereof, Employer has agreed, subject to approval by SCC

Communications Corp.'s Board of Directors, to pay Employee for her services through a "Transition Period" defined herein, to pay Employee the "Retention

Bonus" described herein and to accelerate the vesting of certain of Employee's stock options in the manner described herein; and


     WHEREAS, in agreeing to offer and pay these amounts to Employee, Employer does not waive any right, past, present or future, to exercise its exclusive discretion to establish or modify its severance, retention or other policies.
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     NOW THEREFORE, in consideration of the foregoing paragraphs and the following mutual covenants, the sufficiency of which is hereby acknowledged, it is hereby agreed:


     1.  Assuming the conditions contained in this section 1 and elsewhere in this Agreement are fully met, the Employee agrees to work from the date of execution hereof until the end of the business day on September 30, 2000 (the

"Transition Period"). If Employee is employed by Employer at the end of the

Transition Period, or if her employment has been terminated by the Employer during the Transition Period other than for Cause (as defined below), Employer shall pay Employee the "Retention Bonus" described in sections 2 (a) and (b)

below. During the Transition Period, Employer retains the right to terminate

Employee with or without Cause, and Employee retains the right to quit at any time for any reason. "Cause" shall mean (i) Employee's willful failure to comply with the lawful directives of the Employer's Chief Executive Officer or its

Board of Directors, or (ii) any criminal act or act of dishonesty, disloyalty,

misconduct or moral turpitude by Employee that is injurious in any significant respect to the property, operations, business or reputation of Employer after,

in the case of non-criminal conduct, notice and an opportunity to cure if such conduct is capable of cure within reasonable period of time, or (iii) uncured material breach by the Employee of any written agreement with Employer.



     2.  Employee Compensation and Accelerated Vesting Schedule:
         ------------------------------------------------------


     In consideration for this Agreement and the matters contained within the succeeding paragraphs, and subject to Employer's unconditional right to terminate Employee prior to the expiration of the Transition Period, the

Employee shall work for
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Employer in her normal capacity as Chief Financial Officer and shall receive

Employee's regular pay and benefits in effect as of the date of execution hereof through the end of the Transition Period. Such pay and benefits will include any bonus(es) to which Employee would otherwise be entitled during the Transition

Period. Such bonus(es) will be calculated on a pro rata basis using the number of days in the relevant bonus period as compared to the number of days Employee is employed during that period. The number of days that Employee is employed will be tolled as of the Employee's the last date of employment which date shall be deemed to be September 30, 2000 unless Employee is terminated for Cause or voluntarily resigns prior thereto in which case the last date of employment shall be deemed to be the date on which such earlier termination or resignation occurs. If Employee is terminated without Cause prior to September 30, 2000,

Employee will be entitled to such pro rata bonus(es) based on the September 30,

2000 date.


     Subject to the terms and conditions stated above in section 1, Employee shall also be entitled to the Retention Bonus described in sections 2 (a) and

(b) below.


     Employee shall also be entitled to the stock option benefits expressly described in section 2 (c) below:


          (a)  The "Retention Bonus" means (i) the Employee's regular pay measured from the expiration of the Transition Period through April 30,

     2001 which pay shall be at the rate of the Employee's wages in effect as of the effective date of this agreement, and (ii) the benefits described in

     section 2 (b) below.   Such pay and benefits shall be subject to all

     applicable deductions and payable under Employer's normal  pay schedule.

     Employee will not be entitled to the
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Retention Bonus if Employee is terminated for Cause during the Transition

Period. Nothing contained in this Agreement, nor the performance by the parties hereunder, shall be construed as an agreement to employ the Employee during or after the Transition Period. Employment continues to be "at the will" of both parties; and


          (b)  The Employee benefits that are included within the Retention

     Bonus shall include no less than all employee benefits in effect as of the date of execution hereof, including but not limited to health and dental benefits, and 401(k) plan, except to the extent not permitted by law.

     Applicable deductions in place at the effective date of this agreement for such benefits will continue through April 30, 2001, except that Employee may modify such deductions under the terms allowed by all employees of

     Employer.


          (c)  Subject to the approval of SCC Communications Corp.'s Board of

     Directors, and subject to all terms and conditions set forth in any relevant Incentive Stock Option Agreement(s) ("ISOA"), including all exhibits thereto, to which Employee and Employer are parties pursuant to

     Employee's employment by Employer, the Employee's stock options will continue to vest in the manner and shall otherwise be treated as described in the particular ISOA, except that, with respect to those options that would vest between September 30, 2000 and April 30, 2001 pursuant to any such ISOA, such options shall be deemed to vest as of the date of execution of this agreement.  Except as otherwise expressly provided in this section

     2(c), nothing in this Agreement shall be deemed to affect, alter or modify any other provision contained in such option agreement(s),
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     including but not limited to method and timing of exercising options, and conditions or restrictions related to options or stock.



     3.  Termination of Employment:
         -------------------------


     Employee shall be deemed terminated at the end of the Transition Period,

unless sooner terminated pursuant to the provisions of this Agreement, in which case date of termination shall be the date on which Employee or Employer so terminates.  Employee agrees to cooperate with Employer on any necessary filings with the Securities and Exchange Commission or other requirements.  Any public announcements regarding the Employee or the Employee's replacement will be subject to the review and approval of Employee prior to release.


     4.  Release:
         -------


     In consideration of the foregoing, Employee for her, her heirs, personal representatives and assigns, hereby fully and forever releases and discharges

Employer, and its respective affiliated corporations, predecessors, successors,

insurers, assigns, affiliates, agents, attorneys, officers, directors,

employees, and representatives from any and all claims, demands, obligations,

actions, liabilities and damages of every kind and nature whatsoever, in law or in equity, whether known or unknown to Employee, including but not limited to,

claims or the right to collect damages under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act

of 1967, the Employment Retirement Income Security Act of 1974, Executive Orders

111246 and 11141, and all federal, state and local claims, whether statutory or common law, including, but not limited to, those under the laws of the State of

Colorado and any other state in which Employee performs duties on behalf of
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Employer (including, but not limited to, the Colorado Anti-discrimination Act)

which Employee may have against Employer, and/or its respective affiliated corporations, predecessors, successors, insurers, assigns, affiliates, agents,

attorneys, officers, directors, employees, and representatives, by reason of any act or omission by Employer and/or its respective affiliated corporations,

predecessors, successors, insurers, assigns, affiliates, agents, attorneys,

officers, directors, employees, and representatives, in any capacity, arising prior to the date of the Transition Period including, without limitation, those

(a) arising from or based upon any transaction, act, matter, event or thing involved while Employee was employed by Employer, and (b) arising from or based upon any other transaction, act, matter, event or thing involving any of the parties to this Agreement, and/or their respective affiliated corporations,

predecessors, successors, insurers, assigns, affiliates, agents, attorneys,

officers, directors, employees, and representatives, which occurred prior to the

Transition Period but excluding however (a) any claims or cause of action based upon a breach or alleged breach of this Agreement or (b) any claim by Employee for indemnification in circumstances where Employee was acting in her official capacity as Chief Financial Officer and is the subject of a third party claim involving Employee in that capacity; provided, however, a claim against Employer
                                     --------  -------
by Employee for indemnification shall not survive this release where a court of competent jurisdiction determines that Employee is personally liable in whole or in part for the alleged harm claimed by such third party.  Nothing herein shall be construed to, nor shall, alter any relevant provisions contained in any written agreement between the parties with respect to officer or director indemnification.
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     5.  Return of Company Property:
         --------------------------


     Employee agrees that upon expiration of the Transition Period, or upon earlier termination pursuant to the terms hereof, Employee will immediately return to Employer all items in her possession which are the property of

Employer.


     6.  Binding Effect / Integration:
         ----------------------------


     This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors and assigns.  This Agreement supercedes all prior agreements between the parties with respect to the subject matter herein, and all such agreements are integrated herewith.


     7.  Opportunity to Review:
         ---------------------


     The Employee agrees that she has executed this Agreement after reading the

Agreement, that she had the opportunity to consult with counsel prior to its execution and that the execution of the Agreement is of her own free will.  The

Employee agrees that no other inducements or consideration have been promised to her by the Employer other than the consideration specifically described herein.


     8.  Security and Non-Disclosure Agreement:
         -------------------------------------


     Employee acknowledges that adherence to the Non-Disclosure Agreement signed by Employee upon joining SCC Communication Corp. survives separation and is mandatory.


     9.  Applicable Law:
         --------------


     This Agreement shall be governed for all purposes by the laws of the State of Colorado.  If any provision of this Agreement is declared void, such provision shall be
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deemed severed from this Agreement, which shall otherwise remain in full force and effect.


     10.  Confidentiality
          ---------------


     Employer and Employee expressly acknowledge that the terms of this

Agreement shall remain confidential to the extent permitted by law and shall not be disclosed to any third party, other than any announcements agreed to by

Employer and Employee and approved by Employee prior to release.  The parties acknowledge that the terms of this Agreement may be disclosed as follows:  (1)

the parties may disclose the terms of this Agreement to any tax, financial or legal advisor in regard to any disclosure to the Internal Revenue Service or the

Colorado Department of Revenue; and (2) disclosure as may be required or necessary to enforce the terms of this Agreement or as required by Court order.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


SCC COMMUNICATIONS CORP.

__________________________________

By and through George Heinrichs

President and Chief Executive Officer

__________________________________

(Date)

EMPLOYEE:

__________________________________

Carol Nelson


__________________________________

(Date)